EXHIBIT 99.2
                                                                    ------------


IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES
JUNE 30, 2006

TABLE OF CONTENTS
--------------------------------------------------------------------------------




UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Condensed Consolidated Balance Sheets                                     1

     Condensed Consolidated Statements of Operations                           2

     Condensed Consolidated Statement of Stockholders' Deficit                 3

     Condensed Consolidated Statements of Cash Flows                           4

     Notes to Financial Statements                                          5-13

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
June 30, 2006 and December 31, 2005
--------------------------------------------------------------------------------

                                                                             6/30/2006      12/31/2005
                                                                           ------------    ------------
                                                                           (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                               $    164,526    $  1,082,394
   Accounts receivable, net of allowance of $10,000 at
     June 30, 2006 and December 31, 2005                                        520,599         108,005
   Inventories                                                                   53,475          90,256
   Prepaid expenses and other current assets                                    174,152         112,409
                                                                           ------------    ------------

Total current assets                                                            912,752       1,393,064

Property and equipment, net of accumulated depreciation of $825,026
   and $804,647 at June 30, 2006 and December 31, 2005, respectively             66,009          83,196

Goodwill                                                                      3,844,290       3,844,290
Intangibles and other assets, net of accumulated amortization of $87,879
   and $86,694 at June 30, 2006 and December 31, 2005, respectively              13,916          31,352
Deferred financing fees, net of accumulated amortization of $100,490
   and $60,294 at June 30, 2006 and December 31, 2005, respectively             140,685         180,881
                                                                           ------------    ------------


                                                                           $  4,977,652    $  5,532,783
                                                                           ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Convertible notes payable                                               $  5,000,000    $  3,162,508
   Accounts payable                                                             840,577         627,631
   Accrued expenses                                                             747,942         916,345
   Accrued interest                                                             706,125         339,271
   Accrued compensation and benefits                                            372,547         328,564
   Deferred revenue, current portion                                            717,775       1,452,614
                                                                           ------------    ------------

Total current liabilities                                                     8,384,966       6,826,933

   Deferred revenue, long-term                                                5,444,901       5,454,455
   Other liabilities                                                              6,285          13,305
                                                                           ------------    ------------

Total liabilities                                                            13,836,152      12,294,693
                                                                           ------------    ------------

Stockholders' deficit:
   Redeemable Series A Preferred stock                                        5,118,749       4,979,892
   Redeemable Series B Preferred stock                                       48,764,250      47,441,458
   Common stock                                                                 106,233         106,205
   Additional paid-in-capital                                                      --              --
   Accumulated deficit                                                      (62,830,858)    (59,272,591)
   Treasury stock                                                               (16,874)        (16,874)
                                                                           ------------    ------------

                                                                             (8,858,500)     (6,761,910)
                                                                           ------------    ------------

                                                                           $  4,977,652    $  5,532,783
                                                                           ============    ============


  The accompanying notes are an integral part of these condensed consolidated financial statements.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                      6/30/2006      6/30/2005
                                                     -----------    -----------
                                                     (Unaudited)    (Unaudited)

Revenues                                             $ 1,532,833    $ 3,084,232

Cost of revenues                                          45,620        160,484
                                                     -----------    -----------

Gross profit                                           1,487,213      2,923,748

Operating expenses:
    General and administrative                         1,619,383      1,397,774
    Sales and marketing                                  886,602      1,038,099
    Research and development                             719,437        770,961
                                                     -----------    -----------

                                                       3,225,422      3,206,834
                                                     -----------    -----------

Loss from operations                                  (1,738,209)      (283,086)

Interest expense                                        (367,083)      (185,568)
Stock based compensation                                (725,783)          --
Other income                                               9,235           --
                                                     -----------    -----------

Loss before income tax benefit                        (2,821,840)      (468,654)

Income tax (expense) benefit                              (1,875)         3,000
                                                     -----------    -----------

Net loss                                             $(2,823,715)   $  (465,654)
                                                     ===========    ===========














   The accompanying notes are an integral part of these condensed consolidated financial statements.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2006

------------------------------------------------------------------------------------------------------------------------------------
[PART 1 OF 2]
                                          Redeemable Series A        Redeemable Series B
                                            Preferred Stock            Preferred Stock               Common Stock
                                       -------------------------  --------------------------  -------------------------
                                            Shares      Amount         Shares       Amount        Shares     Amount
                                       --------------------------------------------------------------------------------
Balance at December 31, 2005               1,043,664  $ 4,979,892     7,700,660   $47,441,458   10,620,499   $ 106,205

Exercise of stock options (Unaudited)             --           --            --            --        2,800          28

Stock based compensation
   expense (Unaudited)

Exercise of warrants (Unaudited)                                                                   106,137

Accretion of preferred stock (Unaudited)          --      138,857            --     1,322,792           --          --

Net loss (Unaudited)                              --           --            --            --           --          --
                                       --------------------------------------------------------------------------------

Balance at June 30, 2006 (Unaudited)       1,043,664  $ 5,118,749     7,700,660   $48,764,250   10,729,436 $ 106,233
                                       ================================================================================








[PART 2 OF 2]

                                        Additional                     Treasury Stock
                                         Paid-in       Accumulated   ------------------
                                         Capital         Deficit     Shares      Amount         Total
                                       ----------------------------------------------------------------
Balance at December 31, 2005                      --  $(59,272,591)  6,465   $ (16,874)  $ (6,761,910)

Exercise of stock options (Unaudited)          $ 253            --      --          --            281

Stock based compensation
   expense (Unaudited)                       725,783            --                            725,783

Exercise of warrants (Unaudited)               1,061            --                              1,061

Accretion of preferred stock (Unaudited)    (727,097)     (734,552)     --          --             --

Net loss (Unaudited)                              --    (2,823,715)     --          --     (2,823,715)
                                       ----------------------------------------------------------------

Balance at June 30, 2006 (Unaudited)     $        --  $(62,830,858)  6,465   $ (16,874)  $ (8,858,500)
                                       ================================================================



Par value and shares authorized:
--------------------------------

       Redeemable Series A Preferred stock, $.01 par value, 5,000,000 shares authorized; 1,043,664 shares issued and outstanding

       Redeemable Series B Preferred stock, $.01 par value, 10,000,000 shares authorized; 7,700,660 shares issued and outstanding

       Redeemable Series C Preferred stock, $.01 par value, 35,000,000 shares authorized; 0 shares issued and outstanding

       Common stock, $.01 par value, 70,000,000 and 50,000,000 shares authorized; 10,729,436 and 10,620,499 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
--------------------------------------------------------------------------------

                                                                    6/30/2006      6/30/2005
                                                                   -----------    -----------
                                                                   (Unaudited)    (Unaudited)
Cash flows from operating activities:
   Net loss                                                        $(2,823,715)   $  (465,654)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation and amortization                                      21,564         83,171
     Bad debt recoveries                                                  --          (15,000)
     Accretion of debt discount                                           --           80,452
     Amortization of deferred financing fees                            40,196         20,098
     Stock based compensation                                          725,783           --
     (Increase) decease in:
       Accounts receivable                                            (412,594)      (164,423)
       Inventories                                                      36,781         16,011
       Prepaid expenses and other current and non-current assets       (45,493)        99,765
       Accounts payable                                                212,946       (279,887)
       Accrued expenses                                               (168,403)        84,169
       Accrued interest                                                366,854         99,895
       Accrued compensation and benefits                                43,983        243,568
       Other liabilities                                                (7,020)        21,714
       Deferred revenue                                               (744,393)      (572,692)
                                                                   -----------    -----------

Net cash used in operating activities                               (2,753,511)      (748,813)
                                                                   -----------    -----------

Cash flows from investing activity:
   Purchases of property and equipment                                  (3,191)       (48,338)
                                                                   -----------    -----------

Cash flows from financing activities:
   Repayments of bridge notes                                             --         (132,400)
   Proceeds from convertible notes payable                           1,837,492      2,103,775
   Payments of deferred financing fees                                    --         (241,175)
   Proceeds from issuance of common stock                                1,342            680
                                                                   -----------    -----------

Net cash provided by financing activities                            1,838,834      1,730,880
                                                                   -----------    -----------

Net (decrease) increase in cash and cash equivalents                  (917,868)       933,729

Cash and cash equivalents, beginning of period                       1,082,394        442,666
                                                                   -----------    -----------

Cash and cash equivalents, end of period                           $   164,526    $ 1,376,395
                                                                   ===========    ===========

Supplemental disclosure of cash flow information:
   Cash paid during the period for interest                        $       228    $     7,299
                                                                   ===========    ===========



   The accompanying notes are an integral part of these condensed consolidated financial statements.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.   BASIS OF PRESENTATION

     The unaudited interim condensed consolidated financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and 2005, have been prepared in accordance with generally accepted accounting principles for interim information and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of our management, all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair statement have been included. The condensed consolidated financial statements and related note disclosures should be read in conjunction with the audited December 31, 2005 financial statements and related disclosures. The results as of and for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Stock Based Compensation
     ------------------------

     Effective January 1, 2006, the Company adopted the fair value method of accounting for stock based compensation cost pursuant to SFAS 123R, Share-Based Payment. Prior to that date the Company used the intrinsic value method under APB Opinion No. 25, Accounting for Stock Issued to Employees. The change to the fair value method is being accounted for prospectively to all awards granted, modified, or settled after January 1, 2006. See Note 6 for further detail regarding the adoption of SFAS 123R.



3.  LIQUIDITY AND GOING CONCERN


     The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has, since its inception, earned limited revenues and incurred substantial recurring operating losses, including operating losses of approximately $3,000,000 and $470,000 for the six months ended June 30, 2006 and 2005, respectively. Additionally, it had negative cash flows from operations of approximately $2,800,000 and $750,000 for the six months ended June 30, 2006 and 2005, respectively, negative working capital of approximately $7,600,000 at June 30, 2006, and an accumulated deficit of approximately $63,000,000 at June 30, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


3.  LIQUIDITY AND GOING CONCERN (CONTINUED)


     Management plans to utilize cash flows from product sales, existing license agreements and obtain additional financing proceeds to meet the Company's future operating needs. The Company's future cash flows from operations are dependent upon the Company selling software products and becoming less reliant on licensing revenues. Historically, a significant portion of revenues has been derived from a small number of large licenses. In addition, the Company's ability to sell software products and sign new license agreements could be adversely affected by the acceptance of competing biometric technologies, general economic conditions and the timing of large government projects. No assurance can be given that the Company will be able to generate sufficient cash flows or obtain additional financing to fund its operations.

     As described in Note 11, subsequent to June 30, 2006, the Company obtained an additional $350,000 in bridge financing to fund working capital requirements, and entered into a merger agreement with Viisage Technology, Inc. and Iris Acquisition Corp. on July 14, 2006.


4.  SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

     On March 30, 2005, the Company entered into a Senior Secured Convertible Note Purchase Agreement (the Agreement), whereby the Company may issue 14% convertible notes in the maximum aggregate amount of $5,000,000 (the Series C Note). The Company issued $2,500,000 of notes at the initial closing on March 30, 2005 and $662,508 on October 31, 2005 (the second closing) for a combined total amount of $3,162,508 as of December 31, 2005.


     In February 2006, the Company issued an additional $754,976 (the third close) of Series C Notes. In April 2006, the Company issued an additional $877,126 (the fourth close) of Series C Notes. In June 2006, the Company issued an additional $205,390 (the fifth close) of Series C Notes. The third, fourth and fifth closings of Series C Notes contained the same terms and conditions of the previous Series C Note closings. As of June 30, 2006, the Company has utilized the entire $5,000,000 authorized under the Agreement.


     In accordance with the Agreement, all outstanding principal and any unpaid interest on the notes is due on the maturity date which is March 30, 2008. The Company is subject to certain financial and other covenants, as defined in the Agreement. From the inception of the agreement through June 30, 2006, the Company was not in compliance with certain covenants. As a result of the Company's non-compliance with certain covenants, the Company has recorded interest expense at the default rate of 16% per annum and has classified the outstanding principal balance on the notes as a current liability. Interest expense on the notes was $366,855 and $185,568 for the six months ended June 30, 2006 and 2005, respectively. Accrued interest on the notes was $706,125 as of June 30, 2006.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


4.  SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (CONTINUED)

     Series C Notes plus any unpaid interest is convertible into Series C Preferred Stock at a conversion price equal to $0.65 per share. The Company determined that no beneficial conversion feature exists under EITF 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, and EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, for the Series C Notes since the conversion price is equal to the estimated fair value of the Company's stock as of the issuance date. Upon conversion of the notes to Series C Preferred Stock, the Series C Preferred Stockholders are entitled to receive a cumulative dividend at a rate of 8% of the Series C Issue Price per annum. Series C Preferred Stock is convertible into common stock at $0.65 plus any accrued and unpaid dividends, divided by the Series C conversion price, initially $0.65 and subject to anti-dilution provisions.

     The Series C Notes are secured by the collateral identified and described as security in the March 2005 Security Agreement and the Intellectual Security Agreement.


5.  REDEEMABLE PREFERRED STOCK


     The Company recorded accretion of Series A Preferred Stock in the amount of $138,857 for the six months ended June 30, 2006, so the carrying amounts would equal the redemption amounts of $5,118,749 as of June 30, 2006.

     The Company recorded accretion of Series B Preferred Stock in the amount of $1,322,792 for the six months ended June 30, 2006 to the Series B Preferred Stock so the carrying amounts would equal the redemption amounts of $48,764,250 as of June 30, 2006.

     These increases were affected through charges against additional paid-in capital and accumulated deficit.


6.  STOCK OPTION PLANS

     Effective January 1, 2006, the Company adopted SFAS No. 123R using the Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period.

     Under the Prospective Approach, the amount of compensation cost recognized includes compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. All share-based payments granted prior to adoption of SFAS No. 123R on January 1, 2006 continue to be accounted for under the recognition and measurement provisions of APB No. 25.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


6.  STOCK OPTION PLANS (CONTINUED)

     As a result of adopting SFAS No. 123R on January 1, 2006, the Company recorded compensation cost of $3,383 for the six months ended June 30, 2006 based on the grant date fair value of the fiscal 2006 awards of 83,000 shares at $0.54 per share. The Company used the Black-Scholes valuation model in estimating the fair value of the stock options grants awarded during the six months ended June 30, 2006. The following assumptions were used for such estimates: no dividend yield, 100% expected volatility, risk-free interest rate of 4.54%, and an expected term of the stock options of 6.5 years. The total cost of the grant in the amount of $45,111 will be recognized over the five year period during which the employees are required to provide services in exchange for the award.

     Option Exchange Program
     -----------------------

     In April 2005, the Company completed a stock option exchange offer. Under the offer, employees were granted new options under the condition that the existing options with strike prices greater than the Company's estimated fair value common stock of $0.654 per share be forfeited back to the Company. Approximately 2,806,800 new stock options were issued as a result of the exchange program and approximately 774,250 stock options were cancelled. The strike price of the new options is $0.654 which represents the fair market value of the Company's stock as of the date of the exchange offering. The new stock options vest over a five-year period calculated from the date the option holder's employment commenced (the Vesting Start
     Date). The term of the new options is ten years. As a result of this exchange offering, the new options issued are accounted for under variable plan accounting in accordance with FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25. Compensation expense for options under variable plan accounting was $722,400 and $0 for the six months ended June 30, 2006 and 2005, respectively.

     The following is a summary of stock option activity for the six months ended June 30, 2006:

                                                        2006
                                             ---------------------------
                                                             Weighted
                                                             Average
                                                             Exercise
                                                  Shares       Price
                                             ---------------------------
        Outstanding at January 1, 2006         3,163,025       $0.68
        Options granted                           83,500        0.65
        Options exercised                         (2,800)       0.10
        Options cancelled                        (15,000)       3.93
                                             ---------------------------

        Outstanding at June 30, 2006           3,228,725       $0.67
                                             ===========================

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


6.  STOCK OPTION PLANS (CONTINUED)


     The following table summarized information concerning outstanding and exercisable options as of June 30, 2006:

                                      Options Outstanding                         Options Exercisable
                          ---------------------------------------------    ----------------------------------

                                               Weighted Average
                                            -----------------------
                             Number of                                        Number of         Weighted
                            Options and      Remaining      Exercise         Options and         Average
        Exercise Price        Awards        Life (Years)      Price             Awards       Exercise Price
        --------------        ------        ------------      -----             ------       --------------
             $.10               18,800            1.55          $0.10             18,800              $0.10

             $1.35              14,000            2.98           1.35             14,000               1.35

             $3.35              18,375            2.88           3.35             18,375               3.35

             $3.93               4,750            4.56           3.93              3,950               3.93

            $0.654           3,172,800            8.78           0.65          2,771,060               0.65
                          ---------------------------------------------    ----------------------------------

                             3,228,725            8.67          $0.67          2,826,185              $0.67





7.  CONCENTRATION OF CREDIT RISK

     During the six months ended June 30, 2006 and 2005 the Company had significant customers with respect to revenues as follows:

                                                       2006          2005
                                                       ----          ----

                  Company A                             33%           32%
                  Company B                             17%           14%
                  Company C                              -            15%
                  Company D                             10%            -

     As of June 30, 2006, the Company had one significant customer, Company A, representing 95% of accounts receivable.

     The Company provides for an estimate of doubtful accounts based on historical collection experience. Bad debt expense has historically been within management's expectations.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


8.  COMMITMENTS


     The Company leases its office space and certain equipment under operating leases. The lease for office space requires monthly payments of $16,250 and expires on October 31, 2006. Rent expense related to such leases approximated $105,000 and $108,000 for the six months ended June 30, 2006 and 2005 respectively.

     Future minimum lease payments under operating leases, subsequent to June 30, 2006 are as follows:

                              Years Ending
                                June 30,               Amount
                           --------------------    ---------------
                                  2007                  $80,000
                                  2008                   15,000
                                  2009                   15,000
                                  2010                   15,000
                                                   ---------------
                                                       $125,000
                                                   ===============



     In January 2004, the Company's Board of Directors approved the Employee Change of Control Severance Plan (Severance Plan) whereby certain key employees will receive severance in the event of a change in control or ownership of the Company. In accordance with the Severance Plan, if within nine months following a change of control, an employee's employment is terminated (i) by the Company or its subsidiaries other than for cause, death or disability or (ii) by reason of the employee's resignation for good reason, the employee shall be paid a lump sum cash payment equal to the number of weeks provided for in the Severance Plan multiplied by the employee's weekly base salary.


9.  CONTINGENCIES


     In October 2003, Securimetrics, Inc. filed suit against the Company seeking a declaratory judgment that certain agreements between Securimetrics and the Company be construed by the court in a manner favorable to Securimetrics, Inc. In addition, Securimetrics, Inc.'s complaint seeks certain other relief including unspecified damages. The Company has denied all of the allegations contained in the complaint and has filed a counterclaim seeking a declaration that the agreements be construed in a manner favorable to the Company and seeking termination of the agreements as a result of various breaches by Securimetrics, Inc. The Company's counterclaim also seeks monetary damages. Cross Motions for Summary Judgment were filed by the parties on February 17, 2006 and are fully briefed and pending before the Court. On July 14, 2006 the Company entered into a Merger Agreement with Viisage Technology, Inc. As of February 2006, Securimetrics, Inc. became a wholly owned subsidiary of Viisage. Subsequent to the close of the merger transaction Viisage will have absolute authority to terminate or otherwise compromise or settle the Legal Proceeding of the Company relating to Securimetrics, Inc.

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


9.  CONTINGENCIES (CONTINUED)

     In January 2004, LG Electronics (LG) filed suit against the Company, asserting that LG has ownership rights in a trademark for which the Company owns United States and international trademark registrations. LG sought (a) cancellation of the Company's United States trademark registration for such trademark, (b) transfer of the Company's rights in such trademark to LG and
     (c) certain other relief including other unspecified damages. In August 2004, after the Company terminated LG's license to use certain technology owned by the Company, LG filed another lawsuit in New Jersey Federal court, asking the court to enter a finding that the Company's termination of LG's license was improper and that LG's continued use of the Company's technology did not infringe upon the Company's patent rights. In addition, LG filed a demand for arbitration before the American Arbitration Association seeking to compel the Company's continued performance under the terms of the terminated technology license agreement between the Company and LG. All the issues in both federal litigations and the arbitration have been consolidated into one action pending in New Jersey Federal court. The Company has denied all of the allegations in the complaint and has filed a counter claim for LG's breach of contract, infringement of the Company's patents, infringement of the Company's copyrights, and misappropriation of the Company's trade secrets. The Company believes that it has strong defenses to all of LG's claims, a strong basis to pursue all the Company's counterclaims, and intends to vigorously defend against LG's claims and pursue its own counterclaims. In February 2006, the New Jersey Federal court ordered that this case be stayed for 90 days, and ordered that the parties mediate their dispute before a court appointed judge. After mediation proved unsuccessful, the parties returned to the Federal court. In a court conference before the judge on July 7, 2006, the parties agreed to voluntarily dismiss, without prejudice, most of the claims, counterclaims and defenses regarding the Company's patents, copyrights and trade secrets, until the issues regarding the contract and trademark claims had been resolved. The parties are currently working to agree upon a stipulation to memorialize and effect that agreement. In addition, on July 20, 2006, LG filed a motion seeking leave of the court to permit it to amend its complaint to add anti-trust claims against the Company. The Company is opposing that motion, which will not be fully submitted to the court until August 25, 2006, under the current schedule. The parties have also agreed to lift the stay and resume discovery in the case.

10. SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES


     In 2005, the Company wrote off approximately $445,000 of fully depreciated computer equipment and furniture and fixtures.

     In March of 2005, $367,600 of bridge notes payable and accrued interest in the amount of $28,626 were exchanged for Series C convertible notes payable.



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

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------


11. SUBSEQUENT EVENTS

     Merger Agreement
     ----------------

     On July 14, 2006, Viisage Technology, Inc. ("Viisage") and Iris Acquisition Corp., a wholly-owned subsidiary of Viisage ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with the Company to acquire all of the outstanding capital stock of Iridian for $35 million in cash, subject to adjustment as described below (the "Merger Consideration"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Iridian (the "Merger"), with Iridian surviving as a wholly-owned subsidiary of Viisage. The aggregate Merger Consideration is subject to adjustment in the event that Iridian's Net Asset Value (as defined in the Merger Agreement) is less than one dollar as of the closing of the Merger, after giving effect to the payment of transaction-related expenses. In addition, from the Merger Consideration, $2 million in cash will be placed in escrow for 18 months, which will be available to compensate Viisage for any losses it may incur as a result of any breach of the representations or warranties of Iridian contained in the Merger Agreement and certain liabilities arising out of the ownership or operations of Iridian prior to the closing of the Merger. In the event that holders of Iridian capital stock exercise dissenter's rights under Delaware law, an additional amount from the Merger Consideration may be placed in escrow, which will be used exclusively to compensate Viisage for costs associated therewith. Consummation of the Merger is subject to customary closing conditions, including obtaining approval by the shareholders of Iridian. The Merger Agreement contains certain termination rights for both Viisage and Iridian.

     The Board of Directors for Viisage, Identix Incorporated, and Iridian have unanimously approved the Merger Agreement. The Merger Agreement contains customary representations, warranties and covenants made by the parties to each other. Iridian's covenants include that (i) Iridian will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) Iridian will not engage in certain kinds of transactions during such period, and (iii) Iridian will not solicit proposals or enter into negotiations relating to or concerning alternative business combination transactions.

     Bridge Financing Debt
     ---------------------

     On July 19, 2006, the Company entered into Secured Promissory Note Agreements (the Agreement), whereby the Company may issue LIBOR plus 4% secured promissory notes in the maximum aggregate amount of $350,000. As of August 2, 2006 the Company issued the entire $350,000 authorized under the Agreement. In accordance with the Agreement, all outstanding principal and any unpaid interest on the notes is due on the earlier of the maturity date which is December 19, 2006 or the closing of the transactions contemplated by that certain Agreement and Plan of Merger dated July 14, 2006 (the "Merger Agreement").


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

IRIDIAN TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
--------------------------------------------------------------------------------



11. SUBSEQUENT EVENTS (CONTINUED)

      Bridge Financing Debt (continued)
      ---------------------------------

     In addition, the Company will be obligated to pay the lender additional amounts under the Agreement based on the following:

          o If the maturity date occurs on or after August 19, 2006, but before October 19, 2006, an additional amount equal to 1.5 times the principal amount.

          o If the maturity date occurs on or after October 19, 2006, an additional amount equal to 2 times the principal amount.

     The obligations of the Company are secured by the collateral identified and described as security in Security Agreement and the Intellectual Security Agreement each dated March 19, 2005.
















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